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                        [REDDISH AND WHITE LETTERHEAD]


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form sb-2 of our report dated February 8 and February 16, 1998, relating to the combined financial statements of Weststar Environmental, Inc. and B&B Septic and Environmental Services, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.


/s/ Reddish and White
REDDISH AND WHITE
Certified Public Accountants

Starke, Florida
April 13, 1998